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                                                                       EXHIBIT 5

                       [LETTERHEAD OF GRAHAM & JAMES LLP]

September 24, 1996



Harsco Corporation
P.O. Box 8888
Camp Hill, Pennsylvania 17001-8888

         Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel to Harsco Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to 150,000 shares of Common Stock, $1.25 par value (the "Shares") which may be issued pursuant to the Harsco Corporation 1995 Non-Employee Directors' Stock Plan (the "Plan").

As such counsel we have (a) reviewed the actions heretofore taken by the Company in contemplation of the creation, issuance and sale of the Shares, the issuance and sale of the Shares and related matters, and (b) made such examinations of law and examined originals or copies, certified or otherwise authenticated to our satisfaction of all such other corporate records, instruments, certificates of public officials or bodies, certificates of officers and representatives of the Company, and such other documents, and discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary in order to render the opinions hereinafter expressed.

Based upon and subject to the foregoing, we are of the opinion that the Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,


GRAHAM & JAMES LLP